EMPLOYMENT AGREEMENT

Agreement made, effective as of December 28, 2005, by and between Park City Group Inc., a corporation organized and existing under the laws of the State of Nevada, with its principal office located at 333 Main Street, Park City, Utah, referred to in this agreement as employer, and William Ruby, of _________________________, Washington, referred to in this agreement as employee.

                                    RECITALS

A. Employer is engaged in the business of Software Development and Business Consulting.

B. Employee has been engaged in and is experienced in the above-designated type of business.

C. Employee is willing to be employed by employer, and employer is willing to employ employee, on the terms, covenants, and conditions set forth in this agreement.

In consideration of the matters described above, and of the mutual benefits and obligations set forth in this agreement, the parties agree as follows:

                                  SECTION ONE.
                                   EMPLOYMENT

A. Employer employs, engages, and hires employee to be responsible for driving revenue by focusing on our existing customer accounts and assisting with any new accounts where you might be of help, as needed. Employee accepts and agrees to such hiring, engagement, and employment, subject to the general supervision and pursuant to the orders, advice, and direction of employer.

B. Employee shall perform such duties as are customarily performed by one holding such position in other, same, or similar businesses or enterprises as that engaged in by employer, and shall also additionally render such other and unrelated services and duties as may be assigned to him from time to time by employer.

                                  SECTION TWO.
                            BEST EFFORTS OF EMPLOYEE

Employee agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms of this agreement, to the reasonable satisfaction of employer.

                                 SECTION THREE.
                               TERM OF EMPLOYMENT

The term of this agreement shall be a period of four years, commencing December 28, 2005 and terminating December 27, 2009, subject, however, to prior termination as provided in this agreement. Beginning December 28, 2009 this agreement shall be considered renewed for regular periods of one year, provided neither party submits a notice of termination.

                                  SECTION FOUR.
                            COMPENSATION OF EMPLOYEE

Employer shall pay employee, and employee shall accept from employer, in full payment for employee's services under this agreement, compensation at the rate of $140,000 per year, payable twice a month on the 15th and last day of each month while this agreement shall be in force.

Employer shall reimburse employee for all necessary expenses incurred by employee while traveling pursuant to employer's directions.

                                  SECTION FIVE.
                  TERMINATION DUE TO DISCONTINUANCE OF BUSINESS

In spite of anything contained in this agreement to the contrary, in the event that employer shall discontinue operating its business, this agreement shall terminate as of the last day of the month in which employer ceases operations with the same force and effect as if such last day of the month were originally set as the termination date of this agreement.

                                  SECTION SIX.
                                OTHER EMPLOYMENT

Employee shall devote all of his knowledge and skills solely to the business and interest of employer, and employer shall be entitled to all of the benefits, profits, or other issues arising from or incident to all work, services, and advice of employee, and employee shall not, during the term of this agreement, be interested directly or indirectly, in any manner, as partner, officer, director, shareholder, advisor, employee, or in any other capacity in any other business similar to employer's business or any allied trade; provided, however, that nothing contained in this section shall be deemed to prevent or to limit the right of employee to invest any of his money in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything contained in this section be deemed to prevent employee from investing or limit employee's right to invest his money in real estate.

                                 SECTION SEVEN.
                    RECOMMENDATIONS FOR IMPROVING OPERATIONS

Employee shall make available to employer information of which employee shall have any relevant knowledge and shall make suggestions and recommendations that will be of mutual benefit to employer and employee.

                                 SECTION EIGHT.
                                  TRADE SECRETS

Employee shall not at any time or in any manner, either directly or indirectly, other than in the course of completing his normal business activity, divulge, disclose or communicate to any person, firm, corporation, or other entity in any manner whatsoever any information concerning any matters affecting or relating to the business of employer, including but not limited to any of its customers, the prices it obtains or has obtained from the sale of, or at which it sells or has sold, its products, or any other information concerning the business of employer, its manner of operation, its plans, processes, or other data without regard to whether all of the above-stated matters will be deemed confidential, material, or important, employer and employee specifically and expressly stipulating that as between them, such matters are important, material, and confidential and gravely affect the effective and successful conduct of the business of employer, and employer's good will, and that any breach of the terms of this section shall be a material breach of this agreement.

                                  SECTION NINE.
                  TRADE SECRETS AFTER TERMINATION OF EMPLOYMENT

All of the terms of Section Eight of this agreement shall remain in full force and effect for the period of two years after the termination of employee's employment for any reason.

                                  SECTION TEN.
                             ADDITIONAL COMPENSATION

Employee will receive a signing bonus of 714,288 shares of Company Stock that will vest at a rate of 25% or 178,572 shares per year for four years.

Employee will participate in the companies Senior Executive Bonus Plan.

Employee shall also be granted stock options for two (2) shares of stock for each share of stock that is purchased and paid for in cash during the first two years of employment. These options will be issued at the current stock price at the time of issuance.


                                 SECTION ELEVEN
                         AGREEMENTS OUTSIDE OF CONTRACT

This agreement contains the complete agreement concerning the employment arrangement between the parties and shall, as of the effective date of this agreement, supersede all other agreements between the parties. The parties stipulate that neither of them has made any representation with respect to the subject matter of this agreement or any representations including the execution and delivery of this agreement except such representations as are specifically set forth in this agreement, and each of the parties acknowledges that each party has relied on its own judgment in entering into this agreement. The parties further acknowledge that any payments or representations that may have been made by either of them to the other prior to the date of executing this agreement are of no effect and that neither of them has relied on such payments or representations in connection with their dealings with the other.

                                 SECTION TWELVE.
                                    VACATION

Employee shall be entitled to ten days of paid vacation each year during the term of this agreement, the time for such vacation to be determined by mutual agreement between employer and employee.

                                SECTION THIRTEEN.
                            MODIFICATION OF AGREEMENT

Any modification of this agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if evidenced in writing and signed by each party or an authorized representative of each party.


                                SECTION FOURTEEN.
                                   TERMINATION

A. This agreement may be terminated by either party on thirty (30) days written notice to the other. If employer shall so terminate this agreement, employee shall be entitled to severance pay equivalent to his regular pay for five (5) days, for each year of service to the company.

B. In the event of any violation by any party of any of the terms of this agreement, any party may terminate employment without notice and with compensation to employee only to the date of such termination, with the exception of any accrued vacation time owed to employee. C. It is further agreed that any breach or evasion of any of the terms of this agreement by either party will result in immediate and irreparable injury to the other party and will authorize recourse to injunction and or specific performance as well as to all other legal or equitable remedies to which such injured party may be entitled under this agreement.

                                SECTION FIFTEEN.
                          EFFECT OF PARTIAL INVALIDITY

The invalidity of any portion of this agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if both parties subsequent to the expungement of the invalid provision had executed them.


                                SECTION SIXTEEN.
                                  CHOICE OF LAW

It is the intention of the parties to this agreement that this agreement and the performance under this agreement, and all suits and special proceedings under this agreement, be construed in accordance with and under and pursuant to the laws of the State of Utah and that, in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this agreement, the laws of the State of Utah shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

                               SECTION SEVENTEEN.
                                    NO WAIVER

The failure of either party to this agreement to insist upon the performance of any of the terms and conditions of this agreement, or the waiver of any breach of any of the terms and conditions of this agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

                                SECTION EIGHTEEN.
                                  ATTORNEY FEES

In the event that any action is filed in relation to this agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney's fees.

                                SECTION NINETEEN.
                               PARAGRAPH HEADINGS

The titles to the paragraphs of this agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this agreement.

In witness of the above, each party to this agreement has caused it to be executed as of the date set forth above.


EMPLOYEE                                      PARK CITY GROUP, INC.

                                              By:  _________________________
-----------------------------

                                              its___________________________